UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2013

TransCoastal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14665	75-2649230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17304 Preston Road, Suite 700, Dallas, Texas		75252
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (972) 458-1701

N/A

17304 Preston Rd, Suite 700, Dallas TX	75252
(zip code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c)

Item 3.02 Unregistered Sales of Equity Securities.

On July 30, 2013, the Board of Directors of TransCoastal Corporation (the "Company") approved the conversion of 3,721,036 outstanding shares of its Series F Convertible Preferred Stock into 21,154,478 shares of the Company’s common stock pursuant to the Company's conversion right set forth in the Certificate of Designation of Series F Convertible Preferred Stock filed with the Delaware Secretary of State on May 7, 2013. The issuance of the shares of common stock upon conversion will be restricted stock as that term is defined in Rule 144 and will contain a restrictive legend to that effect. The Series F Convertible Preferred Stock was issuance pursuant to the Amended Acquisition Agreement by and between Claimsnet.com, Inc. and TransCoastal Corporation and is qualified in its entirety by reference to such agreement as filed with the SEC on March 22, 2013 on form 8-K.

The Common Stock issued upon the conversion of the Preferred Stock, without compliance with the registration requirements of the Securities Act based on the exemption provided by Section 3(a)(9) thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2013
TransCoastal Corporation

	By:	/s/ Stuart G. Hagler
	Name:	Stuart G. Hagler,
	Title:	CEO